UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[x]	Soliciting Material Under Rule 14a-12

FBR & Co.
(Name of Registrant as Specified In Its Charter)

Voce Catalyst Partners LP
Voce Capital Management LLC
Voce Capital LLC
J. Daniel Plants
Michael J. McConnell
Jarl Berntzen
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 24, 2016, Voce Capital Management LLC issued a press release attached hereto as Exhibit 1, which is incorporated by reference herein, regarding FBR & Co. (the “Company”).

VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, JARL BERNTZEN, MICHAEL J. MCCONNELL AND J. DANIEL PLANTS (TOGETHER, THE “PARTICIPANTS”) HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON SCHEDULE 14A ON MAY 9, 2016 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF FBR & CO. (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE “PROXY SOLICITATION”).

ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS (WHEN THEY BECOME AVAILABLE), AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN ANNEXES I AND II TO THE DEFINITIVE PROXY STATEMENT FILED BY THE PARTICIPANTS WITH THE SEC ON MAY 9, 2016. THIS DOCUMENT CAN BE OBTAINED AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

Exhibit 1

VOCE CAPITAL ISSUES UPDATED PRESENTATION TO FBR SHAREHOLDERS

Provides Comprehensive Rationale and Detailed Action Plan for Strategic Change at FBR

Believes Continuous Strategy Shifts, as well as Undue Optimism, Missed Expectations and Selective, Misleading Disclosures, Have Eroded Board and Management Credibility and are Impediments to Shareholder Value

Questions Capability of Current Leadership to Build Advisory Business or Attract Requisite Talent for Success

Reiterates Voce’s Belief that Its Three Independent, Highly Qualified Nominees Possess the Right Mix of Experience to Implement Change at FBR

San Francisco, CA (May 24, 2016) – Voce Capital Management LLC (“Voce”), which along with its nominees owns 5.2% of FBR & Co. (Nasdaq: FBRC) (“FBR” or the “Company”) and is the Company’s third-largest shareholder, today issued a new presentation to shareholders reiterating the case for strategic change at FBR. The new presentation examines FBR’s strategic choices and its likelihood of success without direct shareholder involvement. The full text of Voce’s presentation can be found here.

Voce issued the following statement in connection with the issuing of its latest shareholder presentation:

“FBR’s current management has demonstrated to us a dearth of sustained focus through its serial ‘growth’ initiatives. Management has paraded a constantly shifting set of priorities before the Company’s shareholders, seemingly unbowed by the failure of most if not all of them to bear fruit.1 Since current management took over in 2009, FBR declared its intention to be a leader in debt capital markets, launching high yield origination, credit trading and distressed restructuring; announced its aspirations to be a player in healthcare and technology investment banking; and dabbled in fund-of-hedge-fund principal investing. In 2016, it appears to fancy SPACs and retail distribution.2 Its plans have often been underwritten through acquisitions and senior hiring sprees. Yet none of this has rewarded shareholders with any material success, by our analysis. We believe this is why FBR’s shareholders have experienced negative returns (and significant market underperformance) over this long period of time.

_________________________________
1 See Presentation page 43.
2 Page 70.

By our account, FBR has engaged in a rinse-and-repeat cycle of lofty rhetoric and unfounded optimism; a reliance upon inconsistent and often misleading disclosures by management to cloak its inability to meet expectations, and deflect criticism therefrom; and a cavalier willingness to deemphasize failed strategies and replace them with new ones that appear to us to be no better reasoned or planned than their predecessors.3

Appreciating this backdrop is critical when assessing management’s recent recognition that the ‘most important area for future growth at FBR is within our advisory practice.’ We fully agree that advisory is a top priority for FBR, as we have urged in every meeting we have had with management, but given its history we have zero confidence that this management team can succeed in this endeavor.4 Management has touted advisory as a key goal since at least 2010, and perennially assured shareholders it was experiencing ‘improvement,’ a ‘pickup’ and ‘momentum’ in advisory and told them to expect ‘significant growth in that business.’ In reality, advisory revenues are 44% lower under current management and have been flat, and disappointingly low, for several years now. We think this failure betrays a lack of understanding on the part of FBR’s management of what it takes to succeed in advisory, and a further absence of credibility on its part to attract the caliber of talent essential to succeed at this crucial task. Our slate of nominees was specifically recruited with this deficit in mind.5”

Voce encourages shareholders to vote today on the BLUE proxy card to help elect nominees Jarl Berntzen, Michael J. McConnell and J. Daniel Plants at FBR’s June 14, 2016 Annual Meeting. In addition to their broad-based financial and operating experience, professional pedigrees and public company directorial acumen, all three of Voce’s nominees have investment banking advisory experience, with Messrs. Berntzen and Plants having worked as executives in the mergers and acquisitions group at Goldman Sachs (and Mr. Plants also holding a similar role at JPMorgan Chase), as well as having led advisory mandates later in their careers at smaller investment banks that directly compete against FBR. As such, Voce believes they bring the knowledge, credibility and relationships that will be critical as FBR attempts to attract the talent essential to building a leading advisory business.

Voce’s statement concluded: “Shareholders must act now to correct FBR’s course and ensure that management’s misplaced strategic initiatives no longer distract it from the task at hand: deepening its footprint in its core industries, including and especially through the generation of meaningful advisory revenues. Time is of the essence, since by our analysis, creeping insider ownership (by virtue of massive equity grants, rather than open-market purchases, along with corporate stock repurchases with shareholder capital) is quickly closing the window on shareholders’ ability to effect change at the Company.6”

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3 Pages 33-34; 45-46; and 56.
4 Pages 63-67.
5 Pages 9-11.
6 Pages 83-84.

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About Voce Capital Management LLC

Voce Capital Management LLC is a fundamental value-oriented, research-driven investment adviser founded in 2011 by J. Daniel Plants. The San Francisco-based firm is 100% employee-owned.

Additional Information and Where to Find It

VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, JARL BERNTZEN, MICHAEL J. MCCONNELL AND J. DANIEL PLANTS (TOGETHER, THE “PARTICIPANTS”) HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON SCHEDULE 14A ON MAY 9, 2016 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF FBR & CO. (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE “PROXY SOLICITATION”).

ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS (WHEN THEY BECOME AVAILABLE), AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN ANNEXES I AND II TO THE DEFINITIVE PROXY STATEMENT FILED BY THE PARTICIPANTS WITH THE SEC ON MAY 9, 2016. THIS DOCUMENT CAN BE OBTAINED AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

Media Contact:
Sloane & Company
Dan Zacchei/Joseph Germani
(212) 486-9500

Investor Contact:
Georgeson LLC
David S. Drake, President
(212) 440-9861